                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. (collectively, the "Registrant") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jon S. Bennett, Vice President and Chief Financial Officer of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




By: /s/ Jon S. Bennett
   -----------------------------------------
   Jon S. Bennett, Vice President and
   Chief Financial Officer of The Majestic Star
   Casino, LLC and The Majestic Star Casino
   Capital Corp.
   Date: March 31, 2003



         A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.